Exhibit 99.2
GENERAL SOFTWARE, INC.
Unaudited Consolidated Financial Statements
FINANCIAL STATEMENTS:
See Notes to Financial Statements

GENERAL SOFTWARE, INC.
BALANCE SHEETS

	June 30,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS

Current Assets
Cash	$509,386	$254,987
Accounts receivable	573,052	755,608
Other current assets	268,422	112,102

Total current assets	1,350,860	1,122,697

Property and equipment, net	16,737	18,515
Other assets — deposits	25,523	25,523

Total assets	$1,393,120	$1,166,735

LIABILITIES AND SHAREHOLDER’S EQUITY (DEFICIT)

Current Liabilities
Accounts payable	$290,992	$8,167
Accrued compensation and related liabilities	160,220	254,903
Deferred revenue	770,524	406,769
Other current liabilities	464,525	378,336

Total liabilities	1,686,261	1,048,175

Shareholder’s Equity (Deficit)
Common stock, $0.01 par value, 100,000,000 shares authorized, 40,000,000 shares issued and outstanding	400,000	400,000
Additional paid-in capital	312,138	225,548
Retained deficit	(1,005,279)	(506,988)

Total shareholder’s equity (deficit)	(293,141)	118,560

Total liabilities and shareholder’s equity (deficit)	$1,393,120	$1,166,735

See Notes to Financial Statements

GENERAL SOFTWARE, INC.
STATEMENTS OF OPERATIONS
For the Six-Month Periods Ended June 30, 2008 and 2007
(Unaudited)

	2008	2007
Revenue
Software and royalty licenses	$1,433,703	$1,424,016
Engineering services	320,300	363,994
Other services	288,609	319,565
Other	5,794	5,368

	2,048,406	2,112,943
Cost of revenue
Services	308,216	256,400
Other	38,438	38,928

Gross margin	1,701,752	1,817,615
Operating expenses
Research and development	817,361	687,878
Sales and marketing	967,690	995,341
General and administrative	238,992	516,955

Total operating expenses	2,024,043	2,200,174

Net loss	$(322,291)	$(382,559)

See Notes to Financial Statements

GENERAL SOFTWARE, INC.
STATEMENTS OF SHAREHOLDER’S EQUITY (DEFICIT)
For the Six-Month Periods Ended June 30, 2008 and 2007
(Unaudited)

	Common Stock
				Retained
	Number of		Additional	earnings
	shares	Amount	paid-in capital	(deficit)	Total
Balance, December 31, 2006	40,000,000	$400,000	$14,359	$219,018	$633,377

Share-based compensation expense			98,415		98,415

Distributions to shareholder				(211,000)	(211,000)

Net loss				(382,559)	(382,559)

Balance, June 30, 2007	40,000,000	$400,000	$112,774	$(374,541)	$138,233

Balance, December 31, 2007	40,000,000	$400,000	$225,548	$(506,988)	$118,560

Share-based compensation expense			86,590		86,590

Distributions to shareholder				(176,000)	(176,000)

Net loss				(322,291)	(322,291)

Balance, June 30, 2008	40,000,000	$400,000	$312,138	$(1,005,279)	$(293,141)

See Notes to Financial Statements

GENERAL SOFTWARE, INC.
STATEMENTS OF CASH FLOWS
For the Six-Month Periods Ended June 30, 2008 and 2007
(Unaudited)

	2008	2007
Cash Flows from Operating Activities
Net loss	$(322,291)	$(382,559)
Reconciliation of net loss to net cash flows from operating activities:
Depreciation and amortization expense	4,552	14,769
Share-based compensation expense	86,590	98,415
Change in operating assets and liabilities accounts:
Accounts receivable	182,556	(405,407)
Other current assets	(156,320)	(98,723)
Accounts payable	282,825	4,035
Accrued compensation and related liabilities	(94,683)	(23,665)
Deferred revenue	363,755	209,591
Other current liabilities	86,189	50,611

Net cash flows from operating activities	433,173	(532,933)

Cash Flows from Investing Activity
Purchase of property and equipment	(2,774)	(9,820)

Cash Flows from Financing Activity
Distributions to shareholder	(176,000)	(211,000)

Net increase (decrease) in cash	254,399	(753,753)

Cash, beginning of year	254,987	850,403

Cash, end of year	$509,386	$96,650

Supplemental disclosure of cash activities:

Cash paid for interest	$—	$—

Cash paid for taxes	$—	$—

See Notes to Financial Statements

NOTES TO FINANCIAL STATEMENTS
(Unaudited)
Note 1. Description of Business
General Software, Inc. (“the Company”) designs, develops, supports, and sells Core System Software (“CSS”), which is the modern form of BIOS (“Basic Input-Output System”). This technology supports and enables the compatibility, connectivity, security, and manageability of the various components and technologies used in many devices. CSS customers are primarily original equipment manufacturers (“OEMs”) and original design manufacturers (“ODMs”). These customers incorporate CSS products during the manufacturing process. The Company also provides training, post contractual support, and engineering services.
The Company was incorporated in the State of Washington in 1990. It has elected S-Corporation status with the Internal Revenue Service (“the IRS”) and has a single shareholder. The Company has one office located in Bellevue, Washington.
Note 2. Summary of Significant Accounting Policies
Use of Estimates
The preparation of the financial statements in conformity with U.S. generally accepted accounting principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses for the reporting period. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances.
On an on-going basis, the Company evaluates its accounting estimates, including but not limited to, its estimates relating to: a) allowance for uncollectible accounts; b) accruals for potential liabilities; c) useful lives and/or realizability of carrying values for property and equipment and; d) fair values for elements in multiple-elements in a multiple-deliverable revenue arrangement. Actual results could differ materially from those estimates.
Cash
The Company considers all highly liquid securities purchased with original remaining maturities of less than three months at the date of purchase to be cash equivalents.

Accounts Receivable
Accounts receivable amounts are non-interest bearing and are stated at their face amounts less any allowance. Provisions for doubtful accounts are estimated based on assessment of the probable collection from specific customer accounts, the aging of the accounts receivable, analysis of credit memo data, bad debt write-offs, and other known factors. If an account was determined to be uncollectible, it would be written off against the allowance. As of June 30, 2008, and December 31, 2007, management determined no allowance for doubtful accounts was required.
Property and Equipment
Property and equipment are carried at cost and depreciated using the straight-line method over the estimated useful life of the assets, which are typically three to seven years. Leasehold improvements are recorded at cost and amortized over the lesser of the useful life of the assets or the remaining term of the related lease, whichever is shorter.
Software Development Costs
The Company complies with Statement of Financial Accounting Standards (“SFAS”) No. 86, “Accounting for the Costs of Computer Software to Be Sold, Leased or Otherwise Marketed”, which specifies that costs incurred internally in creating a computer software product shall be charged to expense when incurred as research and development until technological feasibility has been established for the product. Software production costs for computer software that is to be used as an integral part of a product or process shall not be capitalized until both (a) technological feasibility has been established for the software and (b) all research and development activities for the other components of the product or process have been completed. The Company has not capitalized any software development costs as technological feasibility is generally not established until a working model is completed, at which time substantially all development is complete.
Long-Lived Assets Impairment
Long-lived assets are reviewed when changes in circumstances require the determination as to whether their carrying value has become impaired, pursuant to guidance established in SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". Management considers assets to be impaired if the carrying value exceeds the future projected cash flows from the related operations (undiscounted and without interest charges). If impairment is deemed to exist, the assets will be written down to fair value, and a loss is recorded as the difference between the carrying value and the fair value. Fair values are determined based on the quoted market values, discounted cash flows, or internal and external appraisal, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value. For the six month periods ended June 30, 2008 and 2007, no impairment charges were recorded.

Revenue Recognition
The Company licenses software under non-refundable license agreements and provides services including non-recurring engineering, maintenance (consisting of product support services and rights to unspecified updates on a “when-and-if available” basis) and training.
Revenues from software license agreements are recognized when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed or determinable, and collection is probable.
In multiple-element revenue arrangements that include software that is more than incidental to the products or services as a whole, software and software-related elements are accounted for in accordance with AICPA Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition”. Software-related elements include software products and services, as well as any non-software deliverable for which a software deliverable is essential to its functionality. The Company allocates revenue to each element based upon vendor-specific objective evidence (“VSOE”) of the fair value of the element or, if VSOE for delivered elements is not available, by application of the residual method if VSOE is available for the undelivered. VSOE of fair value for an element is based upon the price charged when the element is sold separately. If revenue recognition criteria are not met, revenue is deferred until delivery of the last element.
The Company recognizes revenue related to the delivered products or services only if the above revenue recognition criteria are met, any undelivered products or services are not essential to the functionality of the delivered products and services, and payment for the delivered products or services is not contingent upon delivery of the remaining products or services.
Software and Royalty Licenses: Software license revenue is recognized when the four elements of revenue recognition are met as described above. Royalties from OEMs and ODMs are generally for a specific number of license copies and are non-refundable. Provided all revenue recognition elements have been met, the Company recognizes the related revenue when the customer submits an approved order for additional licenses.
Engineering Services: The Company provides non-recurring engineering services on a fixed fee basis. Revenue from these arrangements is generally recognized in accordance with SOP 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts”. When estimates of effort expended clearly correspond to the underlying contract payment terms (which are generally longer-term larger contracts), revenue is recognized using the percentage-of-completion method. When effort expended does not clearly correspond to the contract payment terms (which are generally shorter-term smaller contracts), the revenue is recognized using completed contract method.

Other Services: Training revenue is recognized when performed. Maintenance revenue is deferred and recognized ratably over the maintenance period, which is typically one year.
Other Revenue and Expense Policies: The Company records revenue net of any sales, use, value-added or certain excise taxes imposed by governmental authorities on sales transactions.
Shipping and handling costs and out-of-pocket expenses reimbursed by customers are included in revenues and cost of revenues and are recognized when incurred.
Warranty
The Company offers a limited warranty with the sale of a software license. Historically, the costs associated with providing warranty services have been negligible and thus the Company has not recorded an associated liability as of June 30, 2008, and December 31, 2007.
Share-Based Payments
On January 1, 2006, the Company adopted the fair value recognition provisions of SFAS No. 123(R), "Share-Based Payment” (“SFAS 123(R)”), which requires measurement of compensation cost for all share-based compensation awards at fair value on date of grant and recognition of compensation cost over the requisite service period.
Through December 31, 2005, the Company accounted for share-based payments to employees under the recognition and measurement provisions of Accounting Principles Board Opinion (“APB”) No. 25, "Accounting for Stock Options Issued to Employees”, and related interpretations, as permitted by SFAS No. 123, “Accounting for Stock-Based Compensation.” Under APB 25, stock option expense is recognized based on the intrinsic value method whereby any difference between exercise price and fair value of the common stock on the date of grant is recognized as stock option compensation expense ratably over the vesting period.
The Company adopted SFAS 123(R) using the prospective transition method whereby compensation cost recognized subsequent to January 1, 2006, includes compensation cost for all stock options granted, modified, repurchased, or cancelled subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123(R). The Company amortizes stock compensation cost ratably over the requisite service period (typically the vesting period). Additionally, under this transition method, stock options that were outstanding at the date of adoption of SFAS 123(R) continue to be accounted for using the accounting principles originally applied to them.
To estimate the fair value of stock options and stock appreciation rights, the Company uses the Black-Scholes option pricing model. This model requires inputs such as expected term, expected volatility, expected dividend yield, and the risk-free interest rate. There was no capitalized share-based employee compensation cost as of June 30, 2008, and December 31, 2007, and no recognized tax benefit relating to share-based employee compensation.

Fair Value of Financial Instruments
The carrying values of the Company’s financial instruments, including accounts receivable, accounts payable, and accrued liabilities, approximate their fair values due to their short maturities.
Concentration of Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and trade receivables. At times, cash balances may exceed federally insured limits.
The Company extends credit on open accounts to its customers and does not require collateral. Two customers accounted for 34% and 12% (for a total of 46%) of accounts receivable as of June 30, 2008. Two customers accounted for 19% and 11% (for a total of 30%) of accounts receivable as of December 31, 2007.
New Accounting Pronouncements
In September 2006, Financial Accounting Standards Board (“FASB”) issued SFAS No. 157 “Fair Value Measurements". SFAS 157 addresses differences in the definition of fair value and guidance in applying the definition of fair value to the many accounting pronouncements that require fair value measurements. SFAS 157 emphasizes that (1) fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing the asset or liability for sale or transfer and (2) fair value is not entity-specific but based on assumptions that market participants would use in pricing the asset or liability. Finally, SFAS 157 establishes a hierarchy of fair value assumptions that distinguishes between independent market participant assumptions and the reporting entity’s own assumptions about market participant assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. The Company does not expect that SFAS 157 will have a material impact on its financial position, results of operations, or cash flows.
In February 2007, FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Liabilities”. SFAS 159 provides the option to report certain financial assets and liabilities at fair value, with the intent to mitigate volatility in financial reporting that can occur when related assets and liabilities are recorded on different bases, and is effective for fiscal years beginning after November 15, 2007. The Company does not expect that SFAS 159 will have a material impact on its financial position, results of operations, or cash flows of the Company.

Note 3. Property and Equipment, Net
Property and equipment consists of the following:

		June 30,	December 31,
	Useful Life	2008	2007
Computer hardware and software	3 - 5 years	$2,774	$172,309
Equipment	5 years	23,755	76,405
Furniture and fixtures	5 - 7 years	—	84,013
Leasehold improvements	Lesser of	—	33,565

	estimated life or
	lease term
		26,529	366,292

Less accumulated depreciation and amortization		(9,792)	(347,777)

		$16,737	$18,515

Depreciation and amortization expense totaled $4,552 and $14,769 for the six months ended June 30, 2008 and 2007, respectively.
Note 4. Other Current Assets, Other Current Liabilities, and Deferred Revenue
The following table provides details of other current assets:

	June 30,	December 31,
	2008	2007
Prepaid rent	$—	$24,780
Prepaid insurance	3,450	3,450
Deposits (current)	—	19,459
Deferred engineering costs	70,056	64,413
Other receivable	194,916	—

	$268,422	$112,102

The following table provides details of other current liabilities:

	June 30,	December 31,
	2008	2007
Accrued SARSEP liability (Note 5)	$225,000	$181,328
Accrued sales tax (Note 6)	215,523	188,166
Section 125 cafeteria plan	7,474	7,474
Deferred rent	16,528	1,368

	$464,525	$378,336

Deferred revenue is comprised of the following revenue sources:

	June 30,	December 31,
	2008	2007
Engineering services	$529,703	$116,500
Maintenance services	225,111	249,169
Software licenses	15,710	21,300
Training services	—	19,800

	$770,524	$406,769

Note 5. Retirement Plan
The Company established a Salary Reduction Simplified Employee Pension (“SARSEP”) plan (“the Plan”) on December 31, 2006. Since its inception, the Plan has failed some of the operating requirements set by the IRS. As of June 30, 2008, and December 31, 2007, the cost to correct the prior year failures under the IRS voluntary correction program was estimated at $225,000 and $181,328, respectively, and is included in other current liabilities on the balance sheet. The Plan was terminated in May 2008.
Note 6. Sales Taxes
The Company’s customers are primarily OEMs and ODMs, who are generally located out-of-state. These customers generally qualify as resellers. In a review of its sales tax practices, the Company determined that certain transactions may be subject to taxation. At June 30, 2008, and December 31, 2007, the liability was estimated at $215,523 and $188,166, respectively, and is recorded in other current liabilities.

Note 7. Commitments and Contingencies
Operating Leases
The Company had a lease commitment related to office facilities. In November 2007, the Company entered into a lease agreement for a new office space commencing in March 2008. Future minimum operating lease payments required under signed leases for office space are as follows for twelve-month periods ending June 30:

2009	$188,319
2010	192,771
2011	179,767

$560,857

Total rent expense was $118,716 and $107,684 for the six months ended June 30, 2008 and 2007, respectively.
Line of Credit
The Company has a line of credit with its primary bank for $200,000. The line expires on December 1, 2008, and is renewable annually. All assets of the Company have been pledged as collateral for the lines of credit. As of June 30, 2008 and December 31, 2007, the full line of credit was available for use.
Note 8. Share-based payments
In December 2000, the Company adopted the 2000 Stock Incentive Plan (“the Plan”). In December 2006, the Board of Directors, who are administrators of the Plan, approved amendments to the Plan to change it to include stock appreciation rights (“SARs”). The Plan allows for the Company to settle SARs in cash or common stock and, thus, are accounted for similarly to stock options. Prior to 2007, all equity awards issued were stock options. Beginning in 2007, all equity awards issued were SARs. The disclosures below include the combined activity of stock options and SARs.
Stock options and SARs grants generally vest over a 48-month period, with 25% of the total shares vesting on the first anniversary of the date of grant or hire date and the remaining shares vest quarterly over a 36-month period. All awards grants generally expire ten years after the date of grant, unless the option holder terminates employment or his/her relationship with the Company. Vested options granted under the Plan generally may be exercised for two months after termination of the optionee’s service to the Company.

The following table sets forth the option activity under the Plan:

		Weighted	Weighted
		Average	Average	Aggregate
	Number of	Exercise	Contractual	Intrinsic
	Shares	Price	Term (years)	Value
Balance as of January 1, 2007	2,758,000	$0.10
Granted	205,000	0.10
Exercised
Forfeited or expired	(161,000)	0.10

Balance as of December 31, 2007	2,802,000	0.10	7.99	952,680
Granted	45,000	0.10
Exercised
Forfeited or expired

Balance as of June 30, 2008	2,847,000	$0.10	7.53	$967,980

Exercisable as of June 30, 2008	1,357,000	$0.10	6.63	$461,380

Weighted average grant date fair value of options granted during the year was $0.39.
The fair value of each award is estimated as of the date of grant using the Black-Scholes option valuation model that uses assumptions noted in the following table. As the Company does not have a readily determinable value for its common stock, the expected volatility is based on implied volatilities from the closing market price of a publicly-traded competitor.

Expected volatility	70%
Expected term (years)	7
Risk-free rate	3.88%
Expected dividends	0%

A summary of the status of the Company’s nonvested awards and changes during the period is as follows:

		Weighted	Weighted
		Average	Average
		Grant Date	Exercise
	Shares	Fair Value	Price
Nonvested, January 1, 2007	2,182,813	$0.29	$0.10
Granted	205,000	0.32	0.10
Vested	(589,375)	0.28	0.10
Forfeited	(45,938)	0.13	0.10

Nonvested, December 31, 2007	1,752,500	0.30	0.10
Granted	45,000	0.39	0.10
Vested	(307,500)	0.30
Forfeited

Nonvested, June 30, 2008	1,490,000	$0.30	$0.10

The total fair value of options that vested during the six months ended June 30, 2008, was $91,560 and $164,712 for the year ended December 31, 2007. As of June 30, 2008, there was $417,034 of total unrecognized compensation cost related to nonvested awards granted under the Plan. That cost is expected to be recognized over a weighted average period of 2.93 years.
The Company issues new shares upon exercise of awards. No stock options or SARs have been exercised since the inception of the Plan.
Note 9. Subsequent Events
On August 31, 2008, the Company was acquired by Phoenix Technologies, Ltd. for a combination of cash and shares of the acquiring company. As part of the transaction, the stock-based instruments were settled for cash.